UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
NERDY INC.
(Name of Registrant as Specified In Its Charter)
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NERDY INC.
8001 Forsyth Blvd., Suite 1050
St. Louis, Missouri 63105

Explanatory Note

This proxy supplement, dated July 15, 2025 (this “Supplement”), supplements the definitive proxy statement filed by Nerdy Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 13, 2026 (the “Proxy Statement”) relating to the Company’s special meeting to be held virtually on August 13, 2026 (the “Special Meeting”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

The Proxy Statement incorrectly stated the total number of votes that can be cast by all stockholders at the Special Meeting. The Company is providing this Supplement solely to correct the number of shares entitled to vote at the Annual Meeting on page 2 of the Proxy Statement. The Company hereby replaces in its entirety the subsection under “Questions and Answers” entitled “How many votes can be cast by all stockholders?” on page 2 of the Proxy Statement as follows:

How many votes can be cast by all stockholders?

There were 190,772,334 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”) outstanding as of the close of business on July 9, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our Common Stock held by such stockholder.

From and after the date of this Supplement, any reference to the Proxy Statement will be to the Proxy Statement as supplemented hereby. If you have already returned your proxy card or voting instruction form or otherwise provided voting instructions, you do not need to take any action unless you wish to change your vote.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

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